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                                                                      Exhibit 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-56975, 333-67441 and 333-83561 of Cost Plus, Inc. and subsidiaries on Form S-8 of our report dated March 10, 2000, incorporated by reference in this Annual Report on Form 10-K of Cost Plus, Inc. and subsidiaries for the year ended January 29, 2000.



/s/ Deloitte & Touche LLP
San Francisco, California

April 27, 2000